UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 200, Seattle, Washington		98102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On March 16, 2021, David Goel and Eric Dobmeier submitted their resignations to the Board of Directors (the “Board”) of Adaptive Biotechnologies Corporation (the “Company”), effective March 17, 2021.  Messrs. Goel and Dobmeier each stated that they do not have any disagreement with the Company, its management, the Board or any committee of the Board on any matter.

Election of Directors

On March 17, 2021, the Board, acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Leslie Trigg and Dr. Katey Einterz Owen as directors of the Company, to fill the vacancies created by the departures of Messrs. Goel and Dobmeier. Ms. Trigg will serve as a Class II director for a term expiring at the Company’s 2021 annual meeting of shareholders or upon her earlier death, resignation or removal. The Board also appointed Ms. Trigg to serve as a member of the Board’s Audit Committee.  Dr. Owen will serve as a Class I director for a term expiring at the Company’s 2023 annual meeting of shareholders or upon her earlier death, resignation or removal.

Both Ms. Trigg and Dr. Owen will receive compensation for their service as members of the Board consistent with that received by the Company’s other non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy filed Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Board has affirmatively determined that each of Ms. Trigg and Dr. Owen are independent in accordance with applicable NASDAQ listing rules and have no material direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Both Ms. Trigg and Dr. Owen will enter into the Company’s standard form of indemnification agreement with the Company, which will provide indemnification protection for each of them in connection with their service as a member of the Board.  In addition, both Ms. Trigg and Dr. Owen will enter into the Company’s standard form of change in control agreement with the Company, which will provide for acceleration of all equity compensation awards under the 2019 Equity Incentive Plan in the event of a change of control.

Item 7.01	Regulation FD Disclosure.

On March 17, 2021, the Company issued a press release announcing the foregoing appointments.  The Company’s press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release, dated March 17,2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: March 17, 2021	By:	/s/ Chad Cohen
Chad Cohen
Chief Financial Officer